As filed with the Securities and Exchange Commission on May 17, 2007

                                                   Registration No. 333-



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                     04-3320515
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


177 BROAD STREET, 12TH FLOOR, STAMFORD, CT                           06901
 (Address of Principal Executive Offices)                         (Zip Code)


           L-1 IDENTITY SOLUTIONS, INC. 2005 LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)


                                ROBERT V. LAPENTA
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          L-1 IDENTITY SOLUTIONS, INC.
                                  STAMFORD, CT
                                 (203) 504-1100
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)




                         CALCULATION OF REGISTRATION FEE

   Title of Each Class of     Amount to be     Proposed        Proposed       Amount of
Securities to be Registered  Registered (1)     Maximum        Maximum      Registration
                                            Offering Price    Aggregate          Fee
                                               Per Share    Offering Price
-------------------------------------------------------------------------------------------
Common stock, $0.001 par     2,000,000(2)   $19.06(3)    $38,120,000    $1,170.28
value
===========================================================================================

================================================================================
(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2) Represents 2,000,000 additional shares of Common Stock of the Registrant issuable pursuant to awards available for grant under the L-1 Identity Solutions, Inc. 2005 Long-Term Incentive Plan, as amended (formerly named the Viisage Technology, Inc. 2005 Long-Term Incentive Plan).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on May 16, 2007.

================================================================================

                        INFORMATION REQUIRED PURSUANT TO
                        GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

           This Registration Statement on Form S-8 registers additional securities of the same class as other securities of the Registrant for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. Pursuant to General Instruction to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 No. 333-137004, as filed with the Securities and Exchange Commission (the "Commission") on August 29, 2006, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 17, 2007, are hereby incorporated by reference.


EXHIBITS.

       EXHIBIT NO.           NOTE         DESCRIPTION
       -----------           ----         -----------

       4.1                    #           Amended and Restated Certificate of
                                          Incorporation of the Registrant.

       4.2                    #           By-Laws of the Registrant.

       5.1                    *           Opinion of Weil, Gotshal & Manges LLP
                                          as to the legality of the shares
                                          being registered

       23.1                   *           Consent of Deloitte & Touche
                                          LLP, Independent Registered
                                          Public Accounting Firm.

       23.2                   *           Consent of BDO Seidman, LLP,
                                          Independent Registered Public
                                          Accounting Firm.

       99.1                   *           Power of Attorney (included on
                                          signature page).


NOTES TO INDEX OF EXHIBITS
--------------------------

      *     Filed herewith.

      # Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 16, 2007.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Stamford, Connecticut, on May 17, 2007.


                                                L-1 IDENTITY SOLUTIONS, INC.


                                                By:  /s/ James A. DePalma
                                                   -----------------------------
                                                     James A. DePalma
                                                     Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

                        POWER OF ATTORNEY AND SIGNATURES

           Know all by these presents, that each individual whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



Signature                           Title                           Date
---------                           -----                           ----


                                    Chairman of the Board,          May 17, 2007
/s/  Robert V. LaPenta              President and Chief Executive
--------------------------------    Officer (Principal Executive
Robert V. LaPenta                   Officer)


                                    Executive Vice President,       May 17, 2007
/s/  James A. DePalma               Chief Financial Officer and
--------------------------------    Treasurer (Principal Financial
James A. DePalma                    Officer)


                                    Senior Vice President of        May 17, 2007
/s/  Vincent A. D'Angelo            Finance and Chief Accounting
--------------------------------    Officer (Principal Accounting
Vincent A. D'Angelo                 Officer)




/s/  B.G. Beck                      Director                        May 17, 2007
-------------------------------
B.G. Beck


/s/  Denis K. Berube                Director                        May 17, 2007
-------------------------------
Denis K. Berube

/s/  Milton E. Cooper               Director                        May 17, 2007
-------------------------------
Milton E. Cooper


/s/  Louis J. Freeh                 Director                        May 17, 2007
-------------------------------
Louis J. Freeh


/s/  Robert S. Gelbard              Director                        May 17, 2007
-------------------------------
Robert S. Gelbard


/s/  Malcolm J. Gudis               Director                        May 17, 2007
-------------------------------
Malcolm J. Gudis


/s/  John E. Lawler                 Director                        May 17, 2007
-------------------------------
John E. Lawler


/s/  James M. Loy                   Director                        May 17, 2007
-------------------------------
James M. Loy


/s/  Harriet Mouchly-Weiss          Director                        May 17, 2007
-------------------------------
Harriet Mouchly-Weiss


/s/  Peter Nessen                   Director                        May 17, 2007
-------------------------------
Peter Nessen


/s/  Boykin Rose                    Director                        May 17, 2007
-------------------------------
Boykin Rose


/s/  George J. Tenet                Director                        May 17, 2007
-------------------------------
George J. Tenet

                                  EXHIBIT INDEX

EXHIBITS.

       EXHIBIT NO.           NOTE         DESCRIPTION
       -----------           ----         -----------

       4.1                    #           Amended and Restated Certificate of
                                          Incorporation of the Registrant.

       4.2                    #           By-Laws of the Registrant.

       5.1                    *           Opinion of Weil, Gotshal & Manges LLP
                                          as to the legality of the shares
                                          being registered

       23.1                   *           Consent of Deloitte & Touche
                                          LLP, Independent Registered
                                          Public Accounting Firm.

       23.2                   *           Consent of BDO Seidman, LLP,
                                          Independent Registered Public
                                          Accounting Firm.

       99.1                   *           Power of Attorney (included on
                                          signature page).



NOTES TO INDEX OF EXHIBITS
--------------------------

      *     Filed herewith.

      # Filed as an exhibit to the Registrant's Current Report on Form 8-K filed on May 16, 2007.















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